Fidelity Union Street Trust

(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

September 13, 2000

Pursuant to notice duly given, a Special Meeting of Shareholders of

Fidelity Union Street Trust

Fidelity Export and Multinational Fund

Spartan Arizona Municipal Income Fund

Spartan Maryland Municipal Income Fund

Spartan Short-Intermediate Municipal Income Fund

(the "Funds")

was held on September 13, 2000 at 9:00 a.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Mr. William McCoy, an Independent Trustee of the Trust, and Mr. Eric Roiter, General Counsel of FMR, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment. Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

Ms. Capua reported that proxies representing 51.098% of the outstanding voting securities of the trust and at least 50.001% of each Fund had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated July 17, 2000

Proxy Statement dated July 17, 2000

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Ms. Capua reported that each of the twelve nominees listed in the Proxy Statement received the affirmative vote of at least 94.139% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated July 17, 2000, be, and they hereby are, elected as Trustees of Fidelity Union Street Trust.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") as independent accountant of the Funds.

Ms. Capua reported that the proposal to ratify the selection of PwC as independent accountant of the Funds, as set forth in the Proxy Statement, received 249,831,942.59 affirmative votes of Fidelity Export and Multinational Fund, or 94.977% of the votes cast at the meeting; 20,349,637.06 affirmative votes of Spartan Arizona Municipal Income Fund, or 96.659% of the votes cast at the meeting; 25,197,715.34 affirmative votes of Spartan Maryland Municipal Income Fund, or 96.228% of the votes cast at the meeting and 416,460,525.19 affirmative votes of Spartan Short-Intermediate Municipal Income Fund, or 92.518% of the votes cast at the meeting. Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP as independent accountant of each Fund, as set forth in the Proxy Statement dated July 17, 2000, be, and it hereby is, ratified and approved.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to applicable requirements of federal and state laws and the Trustees' continuing fiduciary duty to act in the shareholders' interests.

Ms. Capua reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received 676,198,304.03 affirmative votes, or 89.494% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Fidelity Export and Multinational Fund that would (i) modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed certain levels and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for Fidelity Export and Multinational Fund, as set forth in the Proxy Statement, received 244,267,043.55 affirmative votes of Fidelity Export and Multinational Fund, or 92.861% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Fidelity Export and Multinational Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Spartan Short-Intermediate Municipal Income Fund that would (i) modify the management fee that FMR receives from the Fund to replace the Fund's current "all-inclusive" fee structure with a group fee structure that is standard for other comparable Fidelity municipal bond funds and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for Spartan Short-Intermediate Municipal Income Fund, as set forth in the Proxy Statement, received 392,295,132.05 affirmative votes of Spartan Short-Intermediate Municipal Income Fund, or 87.150% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Spartan Short-Intermediate Municipal Income Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR U.K. for Fidelity Export and Multinational Fund that would allow FMR, FMR U.K. and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for Fidelity Export and Multinational Fund, as set forth in the Proxy Statement, received 240,235,917.34 affirmative votes of Fidelity Export and Multinational Fund, or 91.329% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR U.K. for Fidelity Export and Multinational Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR Far East for Fidelity Export and Multinational Fund that would allow FMR, FMR Far East and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR Far East for Fidelity Export and Multinational Fund, as set forth in the Proxy Statement, received 239,503,802.56 affirmative votes of Fidelity Export and Multinational Fund, or 91.050% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR Far East for Fidelity Export and Multinational Fund be, and it hereby is, approved, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend the Distribution and Service Plan of Fidelity Export and Multinational Fund.

Ms. Capua reported that the proposal to amend the Distribution and Service Plan of Fidelity Export and Multinational Fund, as set forth in the Proxy Statement, received 230,999,179.83 affirmative votes of Fidelity Export and Multinational Fund, or 87.817% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Distribution and Service Plan of Fidelity Export and Multinational Fund be, and it hereby is, amended, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the ninth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an Agreement and Plan providing for the reorganization of Spartan Short-Intermediate Municipal Income Fund from a separate series of the Trust to a newly established, separate series of another Massachusetts business trust, Fidelity Municipal Trust.

Ms. Capua reported that the proposal to approve an Agreement and Plan providing for the reorganization of the Fund, as set forth in the Proxy Statement, received 391,978,336.84 affirmative votes of Spartan Short-Intermediate Municipal Income Fund, or 87.999% of the votes cast at the meeting. Whereupon, it was

VOTED: That an Agreement and Plan providing for the reorganization of Spartan Short-Intermediate Municipal Income Fund from a separate series of one Massachusetts business trust to another be, and it hereby is, adopted, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the tenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate a fundamental investment policy of Spartan Short-Intermediate Municipal Income Fund to allow the Fund to more clearly communicate its investment strategies by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines.

Ms. Capua reported that the proposal to eliminate a fundamental investment policy of Spartan Short-Intermediate Municipal Income Fund, as set forth in the Proxy Statement, received 380,974,239.93 affirmative votes of Spartan Short-Intermediate Municipal Income Fund, or 85.528% of the votes cast at the meeting. Whereupon, it was

VOTED: That a fundamental investment policy of Spartan Short-Intermediate Municipal Income Fund be, and it hereby is, eliminated, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the eleventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to eliminate Spartan Short-Intermediate Municipal Income Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test. He stated that this would allow the Trustees to modify the Fund's 80% policy, as necessary, to comply with the SEC's name test rule if and when it is adopted without having to incur the potential costs and delays of conducting a shareholder meeting.

Ms. Capua reported that the proposal to eliminate the Fund's fundamental 80% investment policy and adopt a comparable non-fundamental policy that uses an 80% asset test rather than an income test, as set forth in the Proxy Statement, received 382,324,012.93 affirmative votes of Spartan Short-Intermediate Municipal Income Fund or 85.831% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Short-Intermediate Municipal Income Fund's fundamental 80% investment policy be, and it hereby is, eliminated, and a non-fundamental policy that uses an 80% asset test rather than an income test, be, and it hereby is, approved, as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the twelfth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Spartan Arizona Municipal Income Fund's, Spartan Maryland Municipal Income Fund's and Spartan Short-Intermediate Municipal Income Fund's fundamental investment limitation concerning the concentration of its investments in a single industry.

Ms. Capua reported that the proposal to amend Spartan Arizona Municipal Income Fund's, Spartan Maryland Municipal Income Fund's and Spartan Short-Intermediate Municipal Income Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 19,185,600.82 affirmative votes of Spartan Arizona Municipal Income Fund, or 91.692% of the votes cast at the meeting; 22,539,542.01 affirmative votes of Spartan Maryland Municipal Income Fund, or 86.121% of the votes cast at the meeting and 384,866,157.08 affirmative votes of Spartan Short-Intermediate Municipal Income Fund, or 86.402% of the votes cast at the meeting. Whereupon, it was

VOTED: That Spartan Arizona Municipal Income Fund's, Spartan Maryland Municipal Income Fund's and Spartan Short-Intermediate Municipal Income Fund's fundamental investment limitation concerning the concentration of its investments in a single industry be, and it hereby is, amended as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the thirteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Fidelity Export and Multinational Fund's fundamental investment limitation concerning the concentration of its investments in a single industry.

Ms. Capua reported that the proposal to amend Fidelity Export and Multinational Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 237,068,844.73 affirmative votes of Fidelity Export and Multinational Fund, or 90.125% of the votes cast at the meeting. Whereupon, it was

VOTED: That Fidelity Export and Multinational Fund's fundamental investment limitation concerning the concentration of its investments in a single industry be, and it hereby is, amended as set forth in the Proxy Statement dated July 17, 2000.

Mr. Dwight stated that the fourteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Each Fund's fundamental investment limitation concerning underwriting.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation concerning underwriting, as set forth in the Proxy Statement, received 236,470,012.36 affirmative votes of Fidelity Export and Multinational Fund, or 89.897% of the votes cast at the meeting; 19,046,639.21 affirmative votes of Spartan Arizona Municipal Income Fund, or 91.028% of the votes cast at the meeting; 22,584,602.21 affirmative votes of Spartan Maryland Municipal Income Fund, or 86.293% of the votes cast at the meeting and 384,141,635.06 affirmative votes of Spartan Short-Intermediate Municipal Income Fund, or 86.239% of the votes cast at the meeting. Whereupon, it was

VOTED: That each Fund's fundamental investment limitation concerning underwriting be, and it hereby is, amended as set forth in the Proxy Statement dated July 17, 2000.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Debra Capua

Secretary Pro Tempore